DEFERRED SHARE UNIT PLAN FOR SENIOR EXECUTIVES
OF VITRAN CORPORATION INC.

Adopted with effect from January 1, 2006

1. PREAMBLE AND DEFINITIONS

1.1 Title

The Plan herein described shall be called the “Deferred Share Unit Plan for Senior Executives of Vitran Corporation Inc.”.

1.2 Purpose of the Plan

The purpose of the Plan is to reward Senior Executives for long-term employment with the Corporation in lieu of a pension plan and to ensure an alignment of interests between Senior Executives and the shareholders of the Corporation.

1.3 Definitions

1.3.1	“Affiliate” means an affiliate of the Corporation as the term “affiliate” is defined in paragraph 8 of Canada Revenue Agency Interpretation Bulletin IT-337R4, Retiring Allowances.

1.3.2	“Annual Entitlement” (“AE”) means the amount determined by adding the Part Year Entitlement (“PYE”) to the Category Rank Entitlement (“CRE”) multiplied by each full year of employment after the eligibility requirements of paragraph 3.2 are satisfied, which would include the current year, not to be greater than the Maximum Annual Category Rank Entitlement (“MACRE”).

AE = PYE + (CRE * full years employment no.) < MACRE

1.3.3	“Board” means the Board of Directors of the Corporation.

1.3.4	“Category Rank Entitlement” means the amount prescribed to each category set out as:

Category	Rank Entitlement

1 C.E.O.	$2,000.00

2	$2,000.00

3	$1,500.00

4	$1,000.00

5	$500.00

6	$250.00

1.3.5	“C.E.O.” means the Chief Executive Officer of the Corporation.

1.3.6	“Committee” means the Compensation Committee of the Board.

1.3.7	“Conversion Date” means, with respect to any Quarter, the date used to determine the Market Value for purposes of determining the number of Deferred Share Units to be awarded in respect of that Quarter to a Senior Executive, which date shall be the last day of that Quarter, unless another date is selected by the Committee.

1.3.8	“Corporation” means Vitran Corporation Inc. and any successor corporation whether by amalgamation, merger or otherwise.

1.3.9	“Deferred Share Unit” means a bookkeeping entry on the books of the Corporation, the value of which on any particular date shall be equal to the Market Value.

1.3.10	“Deferred Share Unit Account” has the meaning ascribed thereto in Section 4.1.

1.3.11	“Market Value” means, with respect to any particular date, the weighted average closing price of a Share on the NASDAQ Stock Exchange, or if the Shares are not listed on the NASDAQ Stock Exchange, on such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market, on the five trading days prior to that date on which at least one board lot of Shares was traded.

1.3.12	“Maximum Annual Category Rank Entitlement” means the amount prescribed to each category set out as:

Category	Maximum Entitlement

1 C.E.O.	$20,000.00

2	$20,000.00

3	$15,000.00

4	$10,000.00

5	$5,000.00

6	$2,500.00

1.3.13	“Part Year Entitlement” means the Quarterly Remuneration amount to which a Senior Executive is entitled, after the satisfaction of requirements pursuant paragraph 3.2 and the subsequent completion of one full calendar quarter of employment with the Corporation.

1.3.14	“Quarter” means a fiscal quarter of the Corporation, which, until changed by the Corporation, shall be the three month period ending March 31, June 30, September 30, or December 31 in any calendar year.

1.3.15	“Quarterly Remuneration” means 25% of the Annual Entitlement, or such other amount as may be established by the C.E.O. from time to time, to which a Senior Executive is entitled under this Plan in respect of employment by the Corporation in a Quarter and payable in accordance with Section 5.1.

1.3.16	“Senior Executive” means the employees selected by the C.E.O. to be entitled to the benefits of the Plan.

1.3.17	“Senior Executive’s Redemption Date” has the meaning ascribed thereto in Section 6.1.

1.3.18	“Senior Executive’s Termination Date” means the date of the event, including death, resignation, retirement or termination causing the Senior Executive to no longer be an employee of the Corporation, or employee of any Affiliate. However, if the Corporation has just cause at common law for termination, the Corporation may terminate the executive and there is no benefit entitlement pursuant to this Plan.

1.3.19	“Share” means a common share of the Corporation and such other share as is substituted therefore as a result of amendments to the articles of the Corporation, reorganization or otherwise, including any rights that form a part of the common share or substituted share but not including any other rights that are attached thereto and trade therewith or any other share that is added thereto.

1.3.20	“Specified Employee” if the employee is a “specified employee” as defined in s.409A(2)(B)(i) of the Internal Revenue Code, payment pursuant to 6.2 will be 6 months after the Senior Executive’s Termination Date.

1.3.21	“Start Date” means the later of the date the Senior Executive was hired by the Corporation or its affiliate, and the date the Senior Executive assumed employment at the Corporation or its affiliate by means of merger or acquisition.

2.	CONSTRUCTION AND INTERPRETATION

2.1	References herein to the masculine include the feminine; references to the singular include the plural and vice versa, as the context shall require.

2.2	The Plan shall be governed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable hereto.

2.3	If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4	Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions herein contained.

3.	ELIGIBILITY

3.1	The Corporation has established the Plan effective as of January 1, 2006 with approval from the Committee of the Board. Senior Executives selected by the C.E.O. will participate in the Plan.

3.2	A selected Senior Executive is not eligible for the benefits of the plan until the completion of one full year of service measured from the Senior Executives Start Date.

3.3	Nothing herein contained shall be deemed to give any person the right to be retained as an employee of the Corporation or any Affiliate.

4.	DEFERRED SHARE UNIT ACCOUNTS

4.1	An account, to be known as a “Deferred Share Unit Account”, shall be established and maintained by the Corporation for each Senior Executive and shall be credited with notional grants of the Deferred Share Units to which a Senior Executive is entitled in accordance with Section 5.

5.	DEFERRED SHARE UNIT GRANTS, DIVIDEND EQUIVALENTS AND REORGANIZATION

5.1	The Quarterly Remuneration of a Senior Executive shall be credited to the Senior Executive’s Deferred Share Unit Account in the form of Deferred Share Units as of the Conversion Date applicable for the Quarter. The number of Deferred Share Units to be credited to a Senior Executive’s Deferred Share Unit Account as of a particular Conversion Date shall be determined by dividing (i) the Senior Executive’s Quarterly Remuneration for the applicable Quarter by (ii) the Market Value on the particular Conversion Date. Deferred Share Units will not be fully vested upon being credited to a Senior Executive’s Deferred Share Unit Account and the Senior Executive’s entitlement to the payment of the value of such Deferred Share Units upon the Senior Executive’s Redemption Date, in accordance with Section 6, and not until the satisfaction of a minimum of six years employment with the Corporation measured from the Senior Executive’s Start Date. If for any reason the Senior Executive does not complete three years employment with the Corporation, the Corporation is not required to make any payment to the Senior Executive with respect to units credited to a Senior Executive’s Deferred Share Unit Account.

5.2	Whenever cash dividends are paid on the Shares, additional Deferred Share Units will be credited to the Senior Executive’s Deferred Share Unit Account. The number of such additional Deferred Share Units will be calculated by dividing the amount of the cash dividends that would have been paid to such Senior Executive, if the Deferred Share Units recorded in the Senior Executive’s Deferred Share Unit Account as at the record date for the cash dividend had been Shares, by the Market Value on the date on which the dividends are paid on the Shares.

5.3	In the event of any stock dividend, stock split, combination or exchange of shares, merger, arrangement, re-organization, re-capitalization, consolidation, spin-off or other distribution (other than normal cash dividends) of Corporation assets to shareholders, or any other similar changes affecting the Shares, such proportionate adjustments, to reflect such change or changes shall be made with respect to the number of Deferred Share Units outstanding under the Plan, all as determined by the C.E.O. in his sole discretion.

5.4	For greater certainty, no amount will be paid to, or in respect of, a Senior Executive under the Plan or pursuant to any other arrangement, and no additional Deferred Share Units will be granted to a Senior Executive to compensate for a downward fluctuation in the fair market value of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Senior Executive for such purpose.

6.	REDEMPTION ON RETIREMENT, TERMINATION, RESIGNATION OR DEATH

6.1	The value of the Deferred Share Units credited to a Senior Executive’s Deferred Share Unit Account shall be determined, in accordance with Section 6.2, as of the date that is 60 days following the Senior Executive’s Termination Date (the “Senior Executive’s Redemption Date”) and shall be paid to the Senior Executive (or, if the Senior Executive has died, to his estate) in the form of a single lump sum cash payment, net of all applicable withholding taxes and other source deductions, 70 days following the Senior Executive’s Termination Date.

6.2	The value of the Deferred Share Units credited to a Senior Executive’s Deferred Share Unit Account as of the Senior Executive’s Redemption Date shall be determined by multiplying the number of Deferred Share Units credited to the Senior Executive’s Deferred Share Unit Account on the Senior Executive’s Redemption Date by the Market Value on the Senior Executive’s Redemption Date.

7.	CURRENCY

7.1 All references in the Plan to currency refer to lawful United States currency.

8.	SHAREHOLDER RIGHTS

8.1	Deferred Share Units are not Shares or other securities of the Corporation and will not entitle a Senior Executive to any shareholder rights, including, without limitation, voting rights, dividend entitlement or rights on liquidation. Except as specifically set out herein, no Senior Executive or any other person shall have any claim or right to any benefits in respect of the Deferred Share Units granted hereunder.

9.	ADMINISTRATION

9.1	Unless otherwise determined by the Committee, the Plan shall remain an unfunded and unsecured obligation of the Corporation.

9.2	Unless otherwise determined by the Board, the Plan shall be administered by the C.E.O. The C.E.O. shall have full and complete authority to interpret the Plan and to make such other determinations as it deems necessary or desirable for the administration of the Plan. Annually the Committee will review the Plan documents and Senior Executive Deferred Share Unit Accounts.

9.3	The Plan may be amended or terminated at any time by the C.E.O., except as to rights already accrued hereunder by the Senior Executives. Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations or any successor provision thereto. In addition any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of Section 409A of the internal Revenue code and related regulations.

9.4	The Corporation will be responsible for all costs relating to the administration of the Plan.

10.	ASSIGNMENT

10.1	The assignment or transfer of the Deferred Share Units, or any other benefits under this Plan, shall not be permitted other than by operation of law.

11.	DATE

11.1	The plan is dated this 10th of March 2006, with an effective date of January 1, 2006.